Exhibit 2.1

FORM OF SPECIMEN SHARE CERTIFICATE

STOCK CERTIFICATE No.	SHARES

ENDESA AMÉRICAS S.A.

Tax identification No. (R.U.T.) [•] Domiciled at Santa Rosa 76, Santiago Limited Liability Stock Company Registered in the Securities Registry under No. [•]

Company legally incorporated on [•], 2016, by public deed signed in the presence of Santiago [Chile] Notary Public [•]. The public deed was registered in the Santiago Commerce Registry in Folio [•], No. [•] of 2016 and published in the Diario Official on [•], 2016. Its incorporation was duly authorized by Resolution No. [•] of [•], 2016 issued by the Superintendence of Securities and Insurance.

Stock certificate issued on behalf of [name]

Tax identification (R.U.T.) or identity card No.

for [number of shares spelled out]

SHARES WITHOUT PAR VALUE, OF A SINGLE SERIES, COMPLETELY PAID UP AND

SUBJECT TO THE STIPULATIONS OF THE COMPANY’S BY-LAWS AND REGISTERED

IN THE REGISTRY OF SHAREHOLDERS UNDER No.

SANTIAGO, CHILE [date]

ENDESA AMÉRICAS LOGO

Chairman of the Board	Chief Executive Officer